                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

File by the Registrant [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[XX]     Preliminary Proxy Statement         [ ] Confidential, for use of the
[ ]      Definitive Proxy Statement              Commission only (as permitted
[ ]      Definitive Additional Materials         by Rule 14a-6(e)(2))
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMERALIA, INC.
                (Name of Registrant as Specified In Its Charter)

                Robert C.J. van Mourik, Executive Vice President
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[XX]     No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         O-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)

         (4)      Proposed maximum aggregate value of transaction:
                  (5)  Total fee paid:

[  ]     Fee paid previously with preliminary materials.

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                 AMERALIA, INC.
                            20971 East Smoky Hill Rd.
                              Centennial, CO 80015

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 25, 2004

                                                                    May xx, 2004

TO THE SHAREHOLDERS OF AMERALIA, INC.:

The Annual Meeting of Shareholders of AmerAlia, Inc., a Utah corporation, ("AmerAlia" or "we") will be held at the DoubleTree Hotel, 9599 Skokie Blvd, Skokie, Chicago, Illinois, on June 25, 2004 at 10:00 a.m. local time, to consider and take action on:

         1. The election of seven directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

         2. To ratify the actions of the directors in the acquisition of the assets and certain liabilities of White River Nahcolite Minerals and the financing arrangements entered into with the Sentient Entities.

         3. To confirm the appointment of HJ &Associates as Auditors for the fiscal year ended June 30, 2004.

         4. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

This is only a summary of the proposals and is entirely qualified by the information contained in the accompanying Proxy Statement.

Only holders of record of common stock at the close of business on April xx, 2004, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

WE INVITE ALL SHAREHOLDERS TO ATTEND THE MEETING AND WE HOPE YOU WILL COME.

Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

                                             By Order of the Board of Directors:
                                                   Bill H. Gunn, President

PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. GIVING ANYONE YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                                 AMERALIA, INC.
                            20971 EAST SMOKY HILL RD.
                              CENTENNIAL, CO 80015

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 25, 2004

This Proxy Statement is being provided to shareholders of AmerAlia, Inc. ("AmerAlia" or "we") in connection with the solicitation of proxies by and on behalf of AmerAlia's Board of Directors for use at the Annual Meeting of shareholders of AmerAlia (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. local time, at the DoubleTree Hotel, 9599 Skokie Blvd, Skokie, Chicago, Illinois, on June 25, 2004. This Proxy Statement will be first mailed to the shareholders on or about May xx, 2004.

                                VOTING SECURITIES

Holders of record of AmerAlia's common stock (the "Common Stock") at the close of business on April xx, 2004 (the "Record Date") will be entitled to vote on all matters. On the Record Date, we had ___________________ shares of Common Stock outstanding and 82 shares of Series E Preferred Stock outstanding. The holders of shares of Common Stock are entitled to one vote per share; the holders of the Series E Preferred Stock are not entitled to vote.

A majority of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present the seven nominees for the Board receiving the greatest number of affirmative votes will be elected as directors (Proposal 1). Again if there is a quorum present, Proposal 3 will be determined by a majority of those present but Proposal 2 will require a majority of all the issued shares of the Company to be carried.

Management may, in its discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present.

Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, will not be counted as voting on a particular matter.

A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to our Secretary, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

We will bear the cost of the solicitation. In addition to solicitation by mail, we will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of AmerAlia's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses.

AMERALIA, INC. PROXY STATEMENT         1                            INTRODUCTION

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

At March 31, 2004, we had one class of outstanding voting securities, our common stock (referred to herein as the "Common Stock"). The following table sets forth information as of March 31, 2004 with respect to the ownership of the Common Stock and Series E Preferred Stock for all directors, individually, all executive officers named in the compensation table, all executive officers and directors as a group, and all beneficial owners of more than five percent of the Common Stock (not including shares held in the name of known depositories, such as CEDE & Co., for the benefit of the underlying beneficial shareholders). The following shareholders have sole voting and investment power with respect to the shares unless indicated otherwise.

           Name & Address               Amount & Nature       Percent
                 of                      of Beneficial       of Common
          Beneficial Owner                 Ownership           Stock
------------------------------------    ---------------      ---------
Bill H. Gunn                                    624,060(1)         3.7%
Robert van Mourik                               470,384(2)         2.8%
James V. Riley                                  544,900(3)         3.2%
Geoffrey C. Murphy                              307,500(4)         1.8%
Neil E. Summerson                               262,500(5)         1.6%
Robert A. Cameron                               262,500(6)         1.6%
Robert C. Woolard
  (nominee for election as director)          1,320,793(7)         7.7%
OFFICERS & DIRECTORS
AS A GROUP (7 PERSONS)                        4,082,837(8)        22.0%
Jacqueline Badger Mars, as trustee            7,929,820(9)        47.6%
6885 Elm St., McLean, VA 22101
Karen O. Woolard
708 Park Ave., Kenilworth, IL 60043           1,320,793(10)        7.7%

     (1) Mr. Gunn: Includes 96,125 shares of Common Stock owned by Gunn Development Pty. Ltd. (of which Mr. Gunn is a controlling shareholder); options to acquire 140,000 shares of Common Stock at $1.50 per share until June 28, 2006 held by Gunn Development Pty Ltd; and options held directly to acquire 150,000 shares of Common Stock at $1.09 per share until April 30, 2005. Does not include 70,000 Stock Appreciation Rights issued at $1.50 per share expiring June 28, 2006.

     (2) Mr. van Mourik: Includes 240,759 shares of Common Stock owned by Ahciejay Pty. Ltd. as Trustee for The R.C.J. Trust, and 54,125 shares of Common Stock owned by the R.C.J. Superannuation Fund, as to both of which Mr. van Mourik and his family are beneficiaries. Also includes options held by Ahciejay Pty Ltd to acquire 75,000 shares of Common Stock at $1.50 per share expiring on June 28, 2006 and options held directly to acquire 100,000 shares of Common Stock at $1.09 per share expiring April 30, 2005.

     (3)  Mr. Riley: Includes 274,900 shares of Common Stock held by the James
          V. Riley Revocable Trust, options held directly to acquire 75,000 shares of Common stock at $0.71 per share exercisable through October 24, 2004, options to acquire 37,500 shares of Common Stock at $0.55 per share exercisable through June 30, 2005, options to acquire 37,500 shares of Common Stock at $0.55 per share exercisable through June 30, 2006; and options held by the Trust to acquire 120,000 shares of common stock at $1.00 per share until March 19, 2009.

     (4) Mr. Murphy: Includes options to acquire 75,000 shares at $1.09 per share expiring April 30, 2005,

AMERALIA, INC. PROXY STATEMENT         2                            INTRODUCTION
          options to acquire 37,500 shares at $1.45 expiring June 30, 2004, options to acquire 37,500 shares at $0.55 expiring June 30, 2005 and options to acquire 37,500 shares at $0.55 expiring June 30, 2006.

     (5) Mr. Summerson: Represents 150,000 shares and options to acquire 75,000 shares of common stock for $1.50 per share expiring June 28, 2006, held by held by Glendower Investments Pty Ltd as trustee for a trust of which Mr. Summerson and his family are beneficiaries; and options held directly to acquire 75,000 shares of Common Stock at $1.09 per share expiring April 30, 2005, options to acquire 37,500 shares at $1.45 expiring June 30, 2004, options to acquire 37,500 shares at $0.55 expiring June 30, 2005 and options to acquire 37,500 shares at $0.55 expiring June 30, 2006.

     (6) Mr. Cameron: Represents 140,200 shares and options to acquire 75,000 shares of Common Stock at $1.50 per share expiring on June 28, 2006 held by Jacinth Pty Ltd, a company in which Mr. Cameron has a controlling interest; and options held directly to acquire 75,000 shares of Common Stock at $1.09 per share expiring April 30, 2005, options to acquire 37,500 shares at $1.45 expiring June 30, 2004, options to acquire 37,500 shares at $0.55 expiring June 30, 2005 and options to acquire 37,500 shares at $0.55 expiring June 30, 2006.

     (7) Mr. Woolard: Includes 166,875 shares held by the Robert C Woolard Trust, 22,000 shares held in Mr. Woolard's IRA account, and options to acquire 12,500 shares at $1.09 until April 30, 2005 held by the Robert C Woolard Trust. Also includes the following shares in which Mr. Woolard disclaims any beneficial interest: 392,295 shares and options to acquire 440,000 shares at $1.00 until March 19, 2009 held by Karen O Woolard, his spouse; 22,000 shares held in an IRA account for Karen O Woolard and 252,623 shares and options to acquire 12,500 shares at $1.09 until April 30, 2005 held by the Karen O Woolard Trust

     (8) All officers and directors: Includes beneficial ownership of Messrs. Gunn, van Mourik, Riley, Murphy, Summerson, Cameron and Woolard as described in notes 1, 2, 3, 4, 5, 6 and 7, above.

     (9) Mars Trusts: Includes 5,974,008 shares of Common Stock held as trustee for the Jacqueline Badger Mars Trust dated Feb 5, 1975 as amended and 1,955,812 shares of common stock held as trustee for Jacqueline Badger Mars 2002 GRAT.

     (10) Mrs. Woolard: Mrs. Woolard is Mr. Woolard's spouse and these shares include 252,623 shares held by the Karen O Woolard Trust, 22,000 shares held in Mrs. Woolard's IRA account, options to acquire 440,000 shares at $1.00 until March 19, 2009 held directly and options to acquire 12,500 shares at $1.09 until April 30, 2005 held by the Karen O Woolard Trust. Also includes the following shares in which Mrs. Woolard disclaims any beneficial interest: 166,875 shares and options to acquire 12,500 shares at $1.09 until April 30, 2005 held by the Robert C Woolard Trust and 22,000 shares held in an IRA account for Robert C Woolard.

The Series E Stock consists of 82 shares issued at $1,000 per share. Under the Statement of Preferences governing the Series E preferred stock, the rights of the preferred stockholders to convert their shares expired October 31, 2000. Holders of 2,904 shares of preferred stock exercised their conversion rights during October. The outstanding 82 shares of preferred stock, held by a single person, have a liquidation preference of $1,000 per share plus accrued dividends and are entitled to a dividend of 10% of the liquidation preference when declared by the Board. The dividends are cumulative if unpaid. The preferred stock does not have voting rights.

To the best of our knowledge, there are no arrangements, understandings or agreements relative to the disposition of any of our securities, the operation of which would at a subsequent date result in a change in control of AmerAlia, other than the exchange provisions of the Securityholder agreement with the Sentient Entities which is discussed more fully in Proposal 2.

AMERALIA, INC. PROXY STATEMENT         3                            INTRODUCTION

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The following [six/seven] persons are nominated as directors of AmerAlia for a term of one year and until the election and qualification of their successors:

               Bill H. Gunn                     Robert C.J. van Mourik
               Neil E. Summerson                Geoffrey C. Murphy
               James V. Riley                   Robert C. Woolard
               Robert A. Cameron

These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by our Board of Directors, unless a shareholder withholds authority to vote for any or all of the nominees. The seven nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve, or will not serve for good cause, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

                            DIRECTORS OF THE COMPANY

IDENTIFICATION OF DIRECTORS.

The following table sets forth the names and ages of all the Directors of AmerAlia, positions held by each such person, and when such person was first elected or appointed. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

                                                                                  First
                                                                                Elected or
      Name & Age                               Position                          Appointed
----------------------    --------------------------------------------------    ----------
Bill H. Gunn              Chairman of the Board,                                  02/84
  Age 62                  President, & Chief
                          Executive Officer of AmerAlia, Inc.
Robert C.J. van Mourik    Director,                                               09/90
  Age 51                  Executive Vice President                                01/89
                          Chief Financial Officer,
                          Secretary & Treasurer of AmerAlia, Inc.
Neil E. Summerson         Director, Professional Company Director                 09/90
  Age 56                  (1,2)
Robert A. Cameron         Director, Retired                                       09/90
  Age 65
Geoffrey C. Murphy        Director, Senior VP of Citrico Holdings, Inc.           06/99
  Age 63                  (1,2)
James V. Riley            Director, Chairman of Clear Channel Airports, Inc.      10/01
  Age 67                  (1,2)
Robert C. Woolard         Nominee for election as Director                           --
  Age 68                  Chairman of Wool-RACKS Holdings, Inc.

                           (1)  Members of the Compensation Committee.
                           (2)  Members of the Audit Committee

AMERALIA, INC. PROXY STATEMENT         4                              PROPOSAL 1

There are no family relationships among the officers or directors. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position

Directors hold office until the next annual meeting of shareholders and a successor is elected and qualified, or until their resignation. Executive officers are elected at annual meetings of the Board of Directors. Each such officer holds office for one year or until a successor has been duly elected and qualified or until death, resignation or removal.

A brief summary of the business experience of each person who is currently an officer or director of AmerAlia, and their service with us is as follows:

BILL H. GUNN

Mr. Gunn graduated in Commerce from the University of Queensland, Australia in 1963, achieving his Accounting Certificate from the University of Queensland in the same year. Subsequently, he was admitted as a member of the Australian Society of Certified Practising Accountants and has successfully completed and passed the examinations for admittance as a Certified Public Accountant (CPA) in the USA.

Mr. Gunn has been a self-employed investor, CPA, and a director of several Australian Stock Exchange listed public companies, as well as a number of majority owned private corporations. Since February 1984 he has been Chairman, CEO and President of AmerAlia.

ROBERT VAN MOURIK

Mr. van Mourik graduated in 1974 with a Bachelor of Applied Science (Applied Chemistry) from the Gordon Institute of Technology, Australia and in 1981 with a Master's Degree in Business Administration from the University of Newcastle, Australia. He has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of AmerAlia since 1989 and was elected a director in September 1990.

NEIL E. SUMMERSON

Until July 1997, Mr. Summerson was the Senior Partner, and for five years prior was Managing Partner, in the international accounting firm of Ernst & Young, at its offices in Brisbane, Australia. Prior to 1992, he worked in the Corporate Recovery and Insolvency Division, which is involved in the administration of insolvent companies, as well as providing counsel to small businesses in the area of taxation, audit procedures and management advisory services. Mr. Summerson received his Bachelor of Commerce degree from the University of Queensland in 1968. He is a Fellow of the Institute of Chartered Accountants and a director of several Australian public and private companies since leaving Ernst &Young in 1997.

ROBERT A. CAMERON

Mr. Cameron graduated with Honors in Metallurgical and Chemical Engineering from the University of Adelaide, Australia in April, 1961. Mr. Cameron has had 16 years experience as Chief Executive Officer and director of a number of Australian public companies. From 1983, Mr. Cameron was Chairman of the Board of Directors of Denison Resources Ltd., an Australian stock exchange listed public company formed for the specific purpose of exploring and developing underground natural soda resources in Queensland, Australia. Mr. Cameron is now retired.

GEOFFREY C. MURPHY

Mr. Murphy, since September 1, 2001 is the Senior Vice President of Citrico Holdings, Inc., a company engaged in the manufacture of lemon products Previously, he was, for more than the past five years, a

AMERALIA, INC. PROXY STATEMENT         5                              PROPOSAL 1
principal of Coloney Von Soosten + Associates Inc., a consulting firm located in Kenilworth, Illinois. Mr Murphy graduated with a Bachelor's degree from Dartmouth College, and a Master's of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

JAMES V. RILEY

Since 1975, Mr. Riley has served as Founder, President and Chief Executive Officer for transportation Media, Inc., which was sold to Clear Channel Communications in February 1998. The corporation is now known as Clear Channel Airports, which specializes in the operation and sales of out-of-home venues. Mr. Riley is currently the Chairman of Clear Channel Airports.

ROBERT C. WOOLARD

Mr. Woolard retired in August 2003 after being in the brokerage business for 45 years. His last 5 years were spent at Stifel, Nicolaus & Company, a member firm of the New York Stock Exchange as a Vice-President/Account Supervisor in the Investment Banking Department. Mr. Woolard is currently Chairman of Wool-RACKS Holdings, a real estate investment/development and venture capital firm.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

The Board of Directors held four formal meetings during the fiscal year ended June 30, 2003. Each director attended all of the formal meetings either in person or by telephone. The Board of Directors has since held four meetings through March 31, 2004. In addition, regular communications were maintained throughout the year among all of our officers and directors and the directors acted by unanimous consent twice during fiscal 2003. We have standing audit and compensation committees. We do not have a standing nomination committee because we believe the independent directors, who form a majority of the board, serve that function.

AUDIT COMMITTEE.

The audit committee comprises Messrs. Summerson, Murphy and Riley. Each of the members of the audit committee is independent as that term is defined in Rule 4400(a)(15) of the Nasdaq listing standards. The committee held four formal meetings during the fiscal year ended June 30, 2003 and three meetings subsequently through March 31, 2004. The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached hereto as Appendix A. The Board has also determined that both Messrs. Summerson and Murphy meet the requirements for a financial expert on the Audit Committee. The following constitutes the report the Audit Committee has made to the Board of
Directors:

                          REPORT OF THE AUDIT COMMITTEE
                   To the Board of Directors of AmerAlia, Inc.

We hereby report to the Board of Directors of AmerAlia, Inc. that, in connection with the financial statements for the year ended June 30, 2003, and the anticipated preparation of the financial statements for the year ending June 30, 2004, we have:

         - reviewed and discussed the audited financial statements with management;

         -   recommended the appointment of independent accountants;

         - reviewing the arrangements and standards for and the scope of the audit by independent accountants;

         -   reviewed the independence of the independent accountants;

         - considered the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions;

         - reviewed and monitoring our policies regarding business ethics and conflicts of interest;

AMERALIA, INC. PROXY STATEMENT         6                              PROPOSAL 1

         - reviewed the activities and recommendations of our accounting department;

         - discussed with the independent auditors the matters required to be discussed by SAS 60 (Codification of Statements on Auditing Standards, AU section 380), as may be modified or supplemented; and

         - received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant's independence.

Based on those disclosures and discussions, we are not aware of any relationship between the independent auditors and AmerAlia that affects the objectivity or independence of the independent auditors. Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for fiscal 2003 be included in AmerAlia's 2003 Annual Report to shareholders as included in the Company's filing on Form 10-KSB for the year ended June 30, 2003.

                             Respectfully submitted,
                       The AmerAlia, Inc. Audit Committee
                           Neil E. Summerson, Chairman
                           Geoffrey C. Murphy, Member
                             James V. Riley, Member

COMPENSATION COMMITTEE.

A compensation committee comprising the non-executive directors of the Board of Directors was formed early in 1993 and determined the management fees payable to Messrs. Gunn and van Mourik, as set out below. The compensation committee now comprises Mr Murphy, Mr. Summerson and Mr. Riley, none has been an officer nor an employee of AmerAlia or any of our subsidiaries during the fiscal year ended June 30, 2003, or subsequently. Neither Mr. Murphy, Mr. Summerson nor Mr. Riley has any other direct or indirect relationship with AmerAlia requiring disclosure by us pursuant to Item 401 of Regulation S-K. Furthermore, no executive officer of AmerAlia served as a member of the compensation committee (or similar committee) of another entity that dealt with compensation paid to any member of our compensation committee, or with which any other interlocking relationship exists.

The compensation committee held one formal meeting during the fiscal year ended June 30, 2003. The compensation committee has the authority to review and make recommendations to our Board of Directors with respect to the compensation of our executive officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) DISCLOSURE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires AmerAlia's directors and officers and persons who own more than 10% of AmerAlia's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater-than-10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed.

Based solely on its review of the copies of the reports it received from persons required to file, AmerAlia believes that during the period from July 1, 2002 through June 30, 2003, all filing requirements applicable to officers, directors, and greater-than-10% shareholders were met in accordance with the requirements of Section 16(a).

AMERALIA, INC. PROXY STATEMENT         7                              PROPOSAL 1

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid to our officers during the three fiscal years ended June 30, 2003. Messrs. Gunn and van Mourik were the only executive officers receiving or accruing compensation exceeding $100,000 during fiscal 2003, as shown below. None of our officers are subject to employment agreements.

We have no plans for the payment or accrual for payment of any amounts to any executive officer in connection with his resignation, retirement, or other termination, or change of control or change in the executive officer's responsibilities.

                                                                       Long Term Compensation
                                                                  -------------------------------
                                                                           Awards          Payout
                                 Annual Compensation (c)          ---------------------    ------
   Name and                -----------------------------------    Restricted    Options     LTIP      All Other
   Position        Year     Salary      Bonus        Other          Awards      & SAR's    Payout    Compensation
---------------    ----    ---------    -----    -------------    ----------    -------    ------    ------------
Bill H. Gunn,
President and      2003    $ 200,000     -0-     $14,000 (a,b)        -0-         -0-        -0-         -0-
Chief Executive    2002    $ 200,000     -0-     $14,000 (a)          -0-         -0-        -0-         -0-
Officer            2001    $ 150,000     -0-     $14,000 (a)          -0-         -0-        -0-         -0-

Robert
van Mourik,        2003    $ 150,000     -0-     $14,000 (a,b)        -0-         -0-        -0-         -0-
Chief Financial    2002    $ 133,000     -0-     $14,000 (a,b)        -0-         -0-        -0-         -0-
Officer & EVP      2001    $ 133,000     -0-     $14,000 (a,b)        -0-         -0-        -0-         -0-

                  Notes:   (a)      Directors fees

                           (b) These fees have not been paid but have been accrued as liabilities.

                           (c)      At June 30, 2003 accrued unpaid
                                    compensation, expenses and advances to
                                    AmerAlia of $254,115 were due to Mr. Gunn and $306,633 were owing to Mr. van Mourik.

OPTIONS/SAR GRANTED DURING YEAR ENDED JUNE 30, 2003

2001 DIRECTORS' INCENTIVE PLAN:

In March 2001, the Board of Directors adopted a plan by which each director (who is not an employee or officer) is granted:

         - An option to purchase 75,000 shares at a current market price when such person joins the Board of Directors; and

         - An option to purchase 37,500 shares if such director is a director at July 1 of each year.

The exercise price for these options is the average market price of our Common Stock during the month of June preceding each grant date, and the options have a three-year term. All options granted under this plan are exercisable six months after the date of grant.

Under this plan on July 1, 2002 (during the fiscal year ended June 30, 2003), we granted 37,500 options to acquire shares of Common Stock at $0.55 per share until June 30, 2005 to each of the following the non-executive directors:

         -        Geoffrey C. Murphy;

AMERALIA, INC. PROXY STATEMENT         8                              PROPOSAL 1

         -        Neil E. Summerson;

         -        James V Riley; and

         -        Robert A. Cameron,

Under this plan on July 1, 2003 (during the current fiscal year), we also granted 37,500 options to acquire shares of Common Stock at $0.55 per share until June 30, 2006 to each of the following the non-executive directors:

         -        Geoffrey C. Murphy;

         -        Neil E. Summerson;

         -        James V Riley; and

         -        Robert A. Cameron,

2001 STOCK OPTION PLAN:

In March 2001, the Board of Directors also adopted a stock option plan for its officers, employees, and consultants. The Board of Directors (through its compensation committee) can issue options to acquire up to 1,000,000 shares to officers, employees and consultants to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of stock options. In each case, the Board of Directors (through its compensation committee) will determine the price at which options may be issued, the term of the options, and the number of options to be issued. In no case may the exercise price be less than the market value of the underlying shares at the time of grant. Our shareholders approved this plan at the annual meeting of shareholders held in June 2001. At the present time, we have not granted any options under this plan.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE.

No officer exercised stock options during the fiscal year ended June 30, 2003, or subsequently. The following table sets forth information regarding the year-end value of options and Stock Appreciation Rights held by the Chief Executive Officer and the other named officers on June 30, 2003. No other Stock Appreciation Rights have been granted, or are held by, any such person.

                                                                            $ Value of in-the-money
                        Shares                  # of unexercised options       options at FY end
                       acquired      Value       at FY end (exercisable/         (exercisable/
       Name          on exercise    realized           unexercisable)            unexercisable)
-----------------    -----------    --------    ------------------------    -----------------------
Bill H. Gunn             -0-          -0-              290,000/-0-                  -0-/-0-

Robert van Mourik        -0-          -0-              175,000/-0-                  -0-/-0-

                   Shares                  # of unexercised SAR's at       $ Value of in-the-money
                  acquired       Value        FY end (exercisable/       SAR's at FY end (exercisable/
    Name        on exercise    realized         unexercisable)                 unexercisable)
------------    -----------    --------    -------------------------    -----------------------------
Bill H. Gunn        -0-          -0-              70,000/-0-                      -0-/-0-

LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

AmerAlia has no long term incentive compensation plans, defined benefit plans, or actuarial plans. There are no plans to pay bonuses or deferred compensation to employees of AmerAlia.

AMERALIA, INC. PROXY STATEMENT         9                              PROPOSAL 1

We do not have a group medical insurance plan for our employees although we have reimbursed Mr. Gunn for certain medical expenses and insurance premiums. Our subsidiary, Natural Soda has a comprehensive group medical insurance plan for its employees. We currently have no stock ownership, other profit-sharing or pension plans, but may adopt such plans in the future. We have no retirement plans and, therefore, have not made contributions to any such plan on behalf of the named officers.

COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS.

Our directors are authorized to receive $14,000 cash compensation per year for their services as directors each year. In addition, the Chairman of the Audit Committee receives $6,000 per year and other Audit Committee members $4,000 per year; the Chairman of the Compensation Committee receives an additional $2,000 per year. These additional arrangements were approved September 10, 2002 as of July 1, 2002. We also reimburse directors for expenses incurred on behalf of AmerAlia on a fully accountable basis.

OTHER ARRANGEMENTS.

Except as described herein, no officer or director of AmerAlia has been or is being paid any cash compensation, or is otherwise subject to any deferred compensation plan, bonus plan or any other arrangement and understanding whereby such person would obtain any cash compensation for his services for and on behalf of AmerAlia except that for the financial year ended June 30, 2003 an allowance for interest on unpaid outstanding compensation, directors fees and expenses reimbursement was accrued as follows:

Bill H. Gunn           $   9,638
Robert van Mourik         32,641
Geoffrey C. Murphy         8,974
Neil E. Summerson          8,284
Robert A. Cameron         10,991
James V. Riley               950
                       ---------
        Total:         $  71,478
                       ---------

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

AmerAlia has no compensation plan or arrangement with respect to any executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with AmerAlia. AmerAlia has no plan or arrangement with respect to any such persons which will result from a change in control or a change in the individual's responsibilities following a change in control. We currently have no employment contracts.

REPORT ON REPRICING OF OPTIONS/SARs.

Not applicable, as no options or SARs were repriced during the fiscal year ended June 30, 2003.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The following sets out information regarding transactions between officers, directors and significant shareholders of AmerAlia during the most recent two fiscal years and subsequently.

AMERALIA, INC. PROXY STATEMENT         10                             PROPOSAL 1

CORPORATE LOANS - LOANS TO AMERALIA.

During the fiscal years ended June 30, 2002 and 2003, certain related parties advanced loans to AmerAlia as detailed in the Notes to the Financial Statements presented in the Company's Annual Report on From 10-KSB for the year ended June 30, 2003. This comprised advances to us, as well as accrued but unpaid compensation, directors' fees and interest. The following summarises our liabilities to related parties:

                                                          June 30,      June 30,
                    Related Party                           2003          2002
-----------------------------------------------------    ----------    ----------
Robert van Mourik                                        $  306,633    $  173,237
Bill H. Gunn                                                254,115        96,381
Jacinth Pty. Ltd. (an affiliate of Robert A. Cameron)        68,108        43,117
Geoffrey C. Murphy                                           71,499        42,000
James V. Riley                                               28,450         9,500
Neil E. Summerson                                            79,632        45,000
                                                         ----------    ----------
         Total:                                          $  808,437    $  409,235
                                                         ----------    ----------

RELATED PARTY TRANSACTIONS.

SATISFACTION OF BONDING REQUIREMENTS:

AmerAlia was not able to complete the asset acquisition and the financial closing of the assets of White River Nahcolite Minerals, LLC ("WRNM") without the assistance of its majority shareholder, the Mars Trust. This asset acquisition and its financial closing are discussed comprehensively in Proposal 2 as well as in our filings with the Securities & Exchange Commission. References to Series A Debentures, Series C Debentures and other terms that follow are explained in Proposal 2.

As reported in filings made by AmerAlia, the Mars Trust has provided support for AmerAlia in the past, including providing a letter of credit to support a $400,000 reclamation bond required for the maintenance of the Rock School Lease. In order to complete the asset acquisition, AmerAlia's subsidiaries, Natural Soda Holdings, Inc. ("NSHI") and Natural Soda, Inc. ("NSI") had to provide bonds or other financial security covering various federal permits, totaling approximately $960,000, including the prior bond for the Rock School lease which was reduced to $35,000, as follows:

BLM Mineral Lease Bonds - WRNM leases                            $ 542,000
Rock School Lease                                                $  35,000
Letter of credit re: EPA underground injection control permit    $ 231,730
Letter of credit re: DMG mining permit                           $ 150,750

Neither AmerAlia nor NSHI had the financial capability to satisfy the bonding requirements imposed by the government agencies. The Mars Trust agreed to provide support for these bonding requirements to NSHI and NSI subject to their agreement to:

     - reimburse the Mars Trust for its expenses in obtaining these bonds (which totaled approximately $24,000);

     -    pay the Mars Trust a fee of $75,000 per year to maintain the bonds;
          and

     -    remove the Mars Trust from liability for the bonds within two years.

As part of the financial closing, NSI pledged a $750,000 Series A Debenture to the Mars Trust to collateralize any indemnification obligation that might arise under the bonds. The $75,000 due to the Mars Trust under this

AMERALIA, INC. PROXY STATEMENT         11                             PROPOSAL 1
agreement for the first year of the agreement was paid at the financial closing and NSI must pay the second year fee of $75,000 within sixty days of the financial closing

CONTINUING GUARANTEE OF BANK OF AMERICA INDEBTEDNESS:

The Mars Trust arranged a loan for AmerAlia from the Bank of America in 1999 and guaranteed its repayment. The loan has been renewed on a year-to-year basis and is now due December 31, 2005. Over time, the amount of the loan has increased to $9,921,583. Substantially all the loan proceeds were used for obligations to U.S. Filter under the May 1999 Design/Build Agreement, for other activities in connection with the development of the Rock School Lease, and for other AmerAlia working capital expenses (including the expenses of negotiating for the acquisition of the WRNM assets).

Under an agreement to amend the terms of the Third and Fourth Amended and Restated Guaranty Agreements, the Mars Trust and the Company have agreed:

     - AmerAlia shall pledge Series C Debentures to the Mars Trust in the current amount of the loan ($9,921,583);

     - The Trust shall receive the interest and any contingent interest or principal on the Series C Debenture and use any amounts received to pay any outstanding interest or principal under the Bank of America loan and to reduce amounts owed by AmerAlia to the Trust;

     - If the amount of interest paid by the Trust to the Bank of America exceeds the amount of interest received by the Trust from the pledged Series C Debentures, the Trust agrees, upon AmerAlia's written notice, to pay (i) 65% of the total amount of interest due on the Bank of America loan during calendar year 2004, and; (ii) 50% of the total amount of interest due on the Bank of America loan during calendar year 2005. Such interest paid by the Trust using its own funds will become an AmerAlia obligation evidenced by a promissory note;

     - To the extent that the Series C Debenture interest exceeds the Bank of America interest payments, the Trust will allow AmerAlia to reduce the outstanding interest and principal due under the promissory note issued to the Trust at the financial closing. After all the outstanding interest and principal due under any additional promissory notes and the promissory note issued at the financial closing has been paid, any excess Series C interest may be kept by the Trust as consideration for providing the guaranty; and

     - The Mars Trust released its existing security interest in NSHI and AmerAlia upon the financial closing.

REPAYMENT OF NSHI INDEBTEDNESS TO THE MARS TRUST:

In May 2002, the Mars Trust lent NSHI $250,000 pursuant to two promissory notes bearing interest at 8% per annum. NSHI used a substantial portion of these funds to pay expenses in connection with negotiating the asset transaction with WRNM and the financing transaction with Sentient. In addition, NSHI paid a portion of the proceeds to AmerAlia (which owns 100% of NSHI common stock) which AmerAlia used to pay some of its obligations. The Mars Trust also made various short term loans at 8% interest to NSHI to enable AmerAlia to meet its interest obligations to the Bank of America. At the time of the financial closing the total of these advances and accrued interest was $969,636. The Company repaid $500,000 at the financial closing and has issued a 7% unsecured promissory note due December 31, 2005 for the balance.

SENTIENT ENTITIES:

In order to facilitate the completion of the WRNM Purchase Transaction and the subsequent financial closing as presented more fully in Proposal 2, the Sentient Entities and the Mars Trust entered into an Agreement to Share Proceeds. This agreement provides that if Natural Soda Holdings, Inc. defaults on its obligations to the Sentient Entities and the Sentient Entities recover any proceeds from a disposal of the Rock School Lease, then the Sentient Entities and the Mars Trust will share those proceeds.

AMERALIA, INC. PROXY STATEMENT         12                             PROPOSAL 1

LETTERS OF FORBEARANCE:

A condition to the financial closing was that Mr. Bill H. Gunn, Chairman and CEO, and Mr. Robert van Mourik, Executive Vice President and Chief Financial Officer of AmerAlia sign letters forgoing their rights to take action against the Company to recover unpaid compensation, expenses and advances made to the Company.

LOANS FROM ROBERT C. WOOLARD AND KAREN O WOOLARD:

AmerAlia has previously disclosed that it has received loans and guaranty support from two accredited investors. One of these investors was Robert C. Woolard, now a nominee for election to the board of directors. At the financial closing, we renegotiated the terms of the loans to Mr. Woolard and the other investor. We issued a new promissory note to Mr. Woolard for $853,400 to repay the old obligations and accrued interest. This promissory note is secured by $762,295 of NSHI Series C Debenture and 132 shares of NSHI Series A Preferred Stock. Under the guaranty arrangements to secure the original obligations, we were required to pay outstanding guaranty fees to Mrs. Woolard of $121,295 at the financial closing which we met through the issue of 121,295 shares. Mrs. Woolard also contributed $1,100,000 towards funding the $3,500,000 that AmerAlia raised to complete the financial closing. She received 440,000 warrants as discussed in Proposal 2 on the same terms as the other investors.

AMERALIA, INC. PROXY STATEMENT         13                             PROPOSAL 1

                                   PROPOSAL 2
                     RATIFICATION OF FINANCING ARRANGEMENTS
          & PURCHASE OF ASSETS OF WHITE RIVER NAHCOLITE MINERALS, LLC.

Although not specifically required by Utah corporate law, AmerAlia seeks shareholder ratification of the various transactions described more fully below. AmerAlia asks its shareholders to approve:

     - pledging as collateral substantially all of the assets of AmerAlia's subsidiary NSHI and its subsidiary, NSI;

     - pledging as collateral the Series A Debentures, the Series C Debentures and the Series A Preferred Stock that AmerAlia has acquired from NSHI;

     - agreeing to issue AmerAlia common stock in exchange for the Series B1 Debentures, the Series B2 Debentures, and the NSI common stock if required to do so under the Securityholder agreement;

     -    approving the drag along and tag along rights described below; and

     - other aspects of the asset acquisition transaction and the financing transaction.

The acquisition of the assets of WRNM ("Purchase Transaction") and the financial arrangements to fund the acquisition ("Financial Closing and Long-Term Financing Agreements") are discussed more fully below. It was a condition of the financial closing that the Sentient entities be satisfied that AmerAlia's directors and its principal shareholder have agreed to vote for the transactions when presented for shareholder approval. Shareholder and voting agreements between the directors of AmerAlia and the Mars Trust require the Mars Trust to vote at the shareholders' meeting for or against each resolution put forward in connection with these transactions in proportion to how each individual director votes his own shares. Mr. Woolard, a nominee for election as a director in Proposal 1, is not a party to this agreement. The current AmerAlia directors own about 7.6% of the outstanding AmerAlia common stock and the Company expects that they will all vote for the transaction. As the Mars Trust owns approximately 47.6% of the outstanding common stock, we expect that a majority of the shareholders will approve the transactions. Proposal 2 requires a majority of all the issued shares of the Company to be carried.

HOWEVER, IF THE AMERALIA SHAREHOLDERS DO NOT APPROVE THE TRANSACTIONS AT THIS SHAREHOLDERS' MEETING, THEN THIS WILL BE AN EVENT OF DEFAULT UNDER THE SERIES B1 AND SERIES B2 DEBENTURES, THEREBY ENTITLING THE SENTIENT ENTITIES TO FORECLOSE ON THEIR COLLATERAL.

                              PURCHASE TRANSACTION

On February 20, 2003, AmerAlia, Inc., through its indirect, wholly-owned subsidiary, Natural Soda, Inc. ("NSI"), purchased the WRNM assets and certain related contracts held by IMC Chemicals Inc. ("IMC Chemicals") with short-term financing provided by funds associated with The Sentient Group of Grand Cayman. As discussed more fully below in "Financial Closing and Long-Term Financing Arrangements", this short-term financing was converted into long term financing at the financial closing completed March 19, 2004. NSI is owned by Natural Soda Holdings, Inc. ("NSHI"), although the Sentient entities (described below) hold all the outstanding NSHI and NSI common stock as collateral for the repayment of their loans. The primary reasons for the acquisition were to acquire operating assets and an established customer base, gain cash flow and secure substantial additional resources of naturally occurring sodium bicarbonate. AmerAlia owns 100% of the outstanding stock of NSHI. WRNM was an indirect, wholly-owned subsidiary of IMC Global, Inc. ("IMC"). IMC Chemicals is a subsidiary of IMC.

AMERALIA, INC. PROXY STATEMENT         14                             PROPOSAL 2

DESCRIPTION OF THE TRANSACTION.

NSI acquired all of the assets, subject to all of the liabilities, of WRNM for a total purchase price of $20.6 million. (See "Description of the Assets", below.) WRNM and IMC assigned to NSI all of their interests in the assets (including property, plant, equipment, water rights, accounts receivables, and four federal sodium leases issued by the Bureau of Land Management). NSI assumed WRNM's accounts payable. All of the 22 employees previously working for WRNM accepted employment from NSI. None of the employees are members of a collective bargaining unit. The Company has accounted for the acquisition as a purchase under the provisions of SFAS No. 141. Accordingly, the Company has recorded the assets acquired and the liabilities assumed at their fair market values. The excess purchase price has been allocated to the assets purchased. No amount was allocated to goodwill.

DESCRIPTION OF THE ASSETS.

The principal assets NSI acquired from WRNM are four federal sodium leases (Federal Sodium Mineral Leases C-0118326, C-37474, C-0118327 and C-0119986) and the 26,500 square foot processing plant located on one of the leases. NSI also acquired federal rights of way, operating permits, water rights, ownership of an existing water reservoir, rights with respect to an additional potential reservoir site, approximately 3,900 tons of inventory, and receivables. In order to transfer the operations of the business at the closing, NSI and NSHI posted reclamation bonds and other financial security with federal and state agencies totaling about $924,500. NSI also assumed WRNM's accounts payables and other liabilities of approximately $2,240,000, as well as equipment and other leases necessary for the business operations. The leases and the plant are located about 54 miles north of Rifle, Colorado, and are accessible all year by paved road.

THE SODIUM LEASES:

NSI acquired four sodium leases containing nahcolite, a naturally occurring mineral form of sodium bicarbonate, commonly called baking soda. They are located in the Piceance Creek Basin in northwest Colorado and have been combined into a single operational unit, the "Wolf Ridge Mining Unit", established by the Bureau of Land Management in 1993. The sodium leases cover an area of 8,223 acres or nearly 13 square miles. When combined with the Rock School Lease which has been described in AmerAlia's previous reports, the total lease area is 9,543 acres. Unique to the WRNM leases is the Boies Bed, an approximately eighty feet thick bed of almost pure nahcolite located at an approximate depth of 1,900 feet.

Each of the four WRNM sodium leases was renewed effective July 1, 2001 for a ten year term with a preferential right to subsequent renewals provided that sodium is being produced in paying quantities. Under the unit agreement, production in paying quantities from one lease is sufficient to extend all four WRNM leases. The leases bear a production royalty payable to the federal government of 5% of the gross value of the leased deposits at the point of shipment to the market (the processing plant). Each of these leases contains covenants to protect the in situ oil shale, water, and historical resources.

During the last ten years, WRNM and its predecessors have been solution mining nahcolite from the Boies Bed from horizontal cavities. Each horizontal cavity may be expected to produce approximately 150,000 to 200,000 tons over time. Horizontal drilling into the Boies Bed has the advantage of being a proven technology and avoids any disturbance of oil shale resources.

THE PLANT:

The plant consists of a single building with boilers, centrifuge, and other equipment capable of producing various grades of sodium bicarbonate at greater than 100,000 tons per year. There are also several other buildings associated with the plant which are used for bulk storage (one building of approximately 50 feet in diameter with a storage capacity of 3,000 tons) and three sheds (lube storage shed, fire pump house shed, and hazardous materials shed all of which are very small). The plant, the bulk storage facility, and one of the sheds are of metal construction; the other two sheds are of wood construction, each on concrete pads.

AMERALIA, INC. PROXY STATEMENT         15                             PROPOSAL 2

Underground cavities constitute a material part of the plant and its operations. Solution mining requires pumping hot water into the nahcolite-bearing rock zone at a depth of approximately 1,900 feet. The nahcolite dissolves and is pumped to the surface in solution and brought into the plant. The equipment in the plant recrystallizes and then dries the sodium bicarbonate. The dried sodium bicarbonate is then stored for bulk sales or is bagged at the plant in 50 pound or 2,000 pound bags. The plant is capable of producing all commercial grades of sodium bicarbonate from animal feed grade to USP-5, the highest commercial grade.

Historically, the plant has shipped approximately 55% of its production as bulk product and the remainder as bagged product. There is no rail transportation to the plant. Product that is to be shipped by rail must be transported by truck to a rail loading facility in Rifle, Colorado that is operated by a third party under a contract assigned to NSI. Historically, about 25% of the plant's production has been shipped to its final destination by truck rather than by rail.

WATER RIGHTS:

WRNM also transferred all of its water rights to NSI, including the production well used to obtain water for solution mining operations, well water rights (mostly conditional) associated with 13 wells located on the land covered by the federal sodium leases, absolute surface water rights from the White River drainage, a water storage reservoir and rights relating to future expansion of the reservoir, and rights associated with an augmentation plan governing substitution and exchange of water withdrawn from wells located on the sodium leases.

FEE PROPERTY:

WRNM transferred to NSI real property owned in fee simple that is used for the existing water storage reservoir of about 35.8 acres, about 25 miles east of the plant.

OTHER ASSETS:

In addition to the federal sodium leases and the assets associated with the plant, NSI acquired approximately 3,900 tons of sodium bicarbonate inventory in storage at the plant site and in a warehouse located in Rifle, Colorado.

In consideration for the settlement of certain amounts that AmerAlia owed it resulting from the May 1999 Design/Build Contract, U.S. Filter assigned equipment to NSI that it had fabricated for AmerAlia under the May 1999 Design/Build Contract. This equipment included a centrifuge, six silos, a dryer system, baghouse equipment, air compressors, pumps and pump parts, and is located in storage facilities in Colorado, Illinois, Kentucky, Maryland, Michigan, Mississippi, New York, Oregon, Pennsylvania, Utah, Virginia, and Wisconsin. AmerAlia originally intended to use this equipment in the plant it had contemplated constructing for production from the Rock School Lease, however, AmerAlia now plans to use this equipment to expand its new NSI plant.

MARKETING:

IMC Chemicals, on behalf of WRNM, had entered into a number of marketing contracts with various distributors and users of the sodium bicarbonate products that the plant produces. Of these, the most significant (in tonnage as well as revenue) had been an agreement with Bioproducts Incorporated of Fairlawn, Ohio to distribute animal feed grade products. Notice was issued to Bioproducts in accordance with this agreement that had the effect of terminating this contract December 31, 2003. The Company is now entering into new marketing agreements with Bioproducts and others on more favourable terms. NSI has put its own marketing arrangements into place and will actively solicit product orders in all markets where it is permitted to do so. The majority of industrial and USP grade products is distributed by an agent, Vitusa Products, Inc. of Berkeley Heights, New Jersey. There is no distribution contract with Vitusa. There are no other significant marketing relationships.

AMERALIA, INC. PROXY STATEMENT         16                             PROPOSAL 2

OTHER CONTRACTUAL ARRANGEMENTS:

NSI assumed a number of WRNM's other contractual arrangements. Among these were the following:

     - A sublease from an IMC affiliate of 55 rail cars leased by that affiliate from a third party for transporting the bulk product from Rifle;

     - Contract providing for use of six airslide railcars used for transporting product from Rifle;

     - Contracts with third parties to provide trucking services from the plant to Rifle;

     -    Contracts with CSXT for the transportation of product by rail;

     - Freight shipping contracts for transportation of product from the plant by truck;

     -    Lease of a piece of heavy equipment used at the plant;

     - Lease covering the warehouse space in Rifle, Colorado used for product storage;

     -    Contract for electric service to the plant; and

     -    Contracts relating to the water rights acquired by NSI.

In addition, NSI has the right to operate temporarily under certain WRNM and IMC Chemicals contracts that have not yet been assigned to NSI, pending completion of consents and other arrangements to obtain consent to assignment of such contracts. These contracts include:

     - Contracts for the supply and delivery of natural gas to the plant from an unaffiliated third party (since terminated and replaced with an agreement with an alternative supplier);

     - Contracts with Union Pacific and other railroads for the transportation of product by rail;

     - Lease of two boilers on the plant site which heat the liquor that is injected into the nahcolite cavities; and

     - An additional freight shipping contract for transportation of product from the plant by truck.

DESCRIPTION OF THE SHORT-TERM FINANCING.

At the time the asset purchase agreement with IMC Global was due for completion, AmerAlia and Sentient Global Resource Fund I, LP and Sentient Global Resource Trust No. 1 of George Town, Grand Cayman, Cayman Islands (the "Sentient entities") had not yet finalized their own agreements with respect to the final structure and commercial arrangements between them in funding and competing this acquisition. Therefore, as an interim measure, AmerAlia and the Sentient funds entered into a "Closing Agreement" which provided for temporary short-term funding to be replaced by the long term funding structure when the final structure and commercial arrangements were resolved.

Consequently, the Sentient entities loaned $24,000,000 to NSHI. NSHI used these funds to pay the purchase price to WRNM (approximately $20.6 million), payment of deposits to certain vendors to the WRNM business that NSI acquired, a portion of the fee to U.S. Filter for termination of the May 1999 Design/Build Contract, transaction costs, and working capital.

The two Sentient entities loaned the funds to NSHI on a short-term basis and took a security interest in 100% of the outstanding shares of NSI capital stock. As a result, NSHI was obliged to repay the entire amount of the loan on or before March 24, 2003. This due date was periodically extended until January 30, 2004. The agreement was not extended again as the Sentient entities and AmerAlia (through NSHI) completed their agreements on March 19, 2004 for the financial closing and long-term financing for the acquisition as discussed below.

PRO-FORMA FINANCIAL STATEMENTS.

This information has been provided in our filings on Form 8-K/A-1 filed May 6, 2003 and Form 8-K/A-2 filed June 1, 2003. A copy of these filings can be obtained through the internet at www.sec.gov or by writing to our Corporate Secretary.

AMERALIA, INC. PROXY STATEMENT         17                             PROPOSAL 2

              FINANCIAL CLOSING AND LONG-TERM FINANCING AGREEMENTS

On March 19, 2004 AmerAlia and the Sentient Entities completed their arrangements known as the financial closing. The principal agreement is the Debenture Purchase Agreement which provided for the repayment of the short-term financing and the raising of additional funding. A Securityholder Agreement between AmerAlia, NSHI, NSI and the Sentient Entities defines their mutual expectations and conduct with respect to the restrictions on transfer of the debentures and other securities issued in the transaction; board representations and appointment of management; budget approvals and minimum voting majority; limitations on the actions of NSHI and NSI; restrictions on transfer of securities and/or a trade sale including drag along/tag along rights; forbearance agreements; agreements for the exchange of Series B2 Debentures into 49% of NSI common stock and exchange of the NSI common stock for AmerAlia common stock; exchange of the Series B1 and Series B2 Debentures for AmerAlia common stock and dispute resolution procedures. The agreements include a Management & Cost Reimbursement Agreement. Finally, in consideration for amending the terms of the original closing agreement completed with the Sentient Entities on February 20, 2003 to allow a closing, the Company has granted the Sentient Entities warrants to purchase 600,000 shares of AmerAlia's restricted common stock exercisable at $1.00 per share until March 19, 2009.

Under these agreements, NSHI raised additional debt of $5,500,000 through the issue of new debentures, as follows:

     - AmerAlia received $3,500,000 in NSHI Series A Secured 10% Debentures utilizing funds it raised from accredited investors (see "AmerAlia Funding", below);

     - The Sentient Entities invested an additional $2,000,000 in NSHI Series A Secured 10% Debentures;

     - AmerAlia reached certain agreements with its principal shareholders and creditors.

In addition at the financial closing, NSHI issued to the Sentient Entities in exchange for its $24 million short term loan:

     -    $3,000,000 in Secured Series A 10% Debentures;

     -    $11,300,000 in Secured Subordinated Series B1 Debentures;

     -    $9,700,000 in Secured Subordinated Series B2 Convertible Debentures.

NSHI also issued to AmerAlia in cancellation of its loan to NSHI of approximately $17,678,100:

     -    $275,000 of Secured Series A 10% Debentures;

     -    $12,000,000 of Unsecured Subordinated Series C Debentures;

     - 4,949 shares of Series A Preferred Stock having a liquidation value of $4,949,000;

     - an additional issue of common stock bringing the total common stock held by AmerAlia to 51,000 shares, being all the common stock issued.

NSHI also issued $750,000 of Secured Series A 10% Debentures to NSI in exchange for an obligation by NSI to pay $750,000 to NSHI. The purpose of the issue of the $750,000 Series A Debenture to NSI was to enable NSI to provide the debenture as collateral to the Mars Trust for its bonding support as discussed above in Proposal 1 at "Related Party Transactions".

In addition, the board of directors of NSHI and of NSI will be expanded to five members comprising two representatives from AmerAlia, two representatives from the Sentient Entities and one member with industry experience mutually acceptable to all parties.

DESCRIPTION OF THE DEBENTURES.

The Series A Debentures were issued March 19, 2004 and are due September 30, 2005. The interest rate is 10% per annum, payable quarterly with the first interest payment due June 30, 2004. The Series A Debentures are senior to all other debentures and are collateralized by all of the assets of NSI and NSHI, as well as by all of NSHI's common stock of NSI. These assets also collateralize the Series B1 Debentures and the Series B2

AMERALIA, INC. PROXY STATEMENT         18                             PROPOSAL 2

Debentures held by the Sentient Entities. Sentient Resources USA, Inc. acts as agent holding the collateral for the benefit of all of the secured debenture holders.

The Series B1 and Series B2 Debentures are subordinate to the Series A Debentures but rank equally with the Series C Debentures with respect to all payments of principal and interest unless the Series B Debenture holders declare an event of default. The Series B1, Series B2 and Series C debentures were issued March 19, 2004, pay interest quarterly and have interest rates as follows:

             PERIOD                  INTEREST RATE PER ANNUM
--------------------------------     -----------------------
March 19, 2004 - June 30, 2004                 1.5%

July 1, 2004 - June 30, 2005                   4.5%

July 1, 2005 - June 30, 2006                   7.5%

July 1, 2006 - June 30, 2007                  10.5%

July 1, 2007 - February 19, 2008              13.5%

The Series B1 Debentures have a right to earn "Contingent Interest" which means a payment of additional interest, which when added to the other payments of principal and interest on the Debentures held by the Sentient Entities, could provide the Sentient Entities with an internal rate of return of 34.8766% per annum compounded annually, using February 20, 2003 as the commencement date. Contingent Interest shall be paid on the amounts represented by the Series B1 Debentures to the Sentient Entities only (a) on the Maturity Date of the Series B1 Debentures, if owed, subject to the achievement of the contingencies described below, (b) without regard to the contingencies described below, if the Company prepays any of the Series B Debentures, and (c) without regard to the contingences described herein, upon the declaration of a default pursuant to the Series B Debentures. Contingent Interest shall not be payable if the Adjusted EBITDA of the Company is less than $500,000 for the 12-month period prior to the Maturity Date; provided, however, that if the Adjusted EBITDA is less than $500,000, then if the Adjusted EBITDA of the Company is in excess of $1,000,000 in the aggregate for a 36-month period immediately prior to the Maturity Date, the Contingent Interest shall be due and payable on the Maturity Date. In addition to the quarterly payments of interest in accordance with the interest rate table above, a mandatory prepayment of principal of $4,029,760 is required on September 30, 2005

The Series B2 Debentures also have similar terms and conditions as the Series B1 Debentures except that the "Contingent Interest" internal rate of return is thirty percent (30%) per annum compounded annually, commencing February 20, 2003.

The Sentient Entities also have the option to convert the Series B2 Debentures into 49% of the common stock of NSI. The Sentient Entities also have the option to exchange the Series B1 Debentures and/or the Series B2 Debentures into shares of AmerAlia common stock. This right to exchange the debentures (or the underlying NSI common stock if the Sentient Entities convert the Series B2 Debentures) provides for the issuance of AmerAlia common stock at a price equal to 85% of the market price for the AmerAlia common stock. If the Sentient Entities were to exchange these debentures, they would acquire a significant majority of AmerAlia's shares based on today's stock prices and could exercise control of AmerAlia.

The Unsecured Subordinated Series C Debentures held by AmerAlia earn the same interest rate as the Series B Debentures and have a right to earn contingent interest up to a total internal rate of return of fifteen per cent (15%) per annum compounded annually, commencing February 20, 2003. They rank equally with the Series B1 and Series B2 Debentures with respect to all payments of principal and interest unless the Series B Debenture holders declare an event of default in which case the Series B1 and Series B2 Debentures will be senior to and be repaid prior to the Series C Debentures. The Series C Debentures have been pledged by AmerAlia to secure guarantees and loans as discussed below under "Other Loans" and "Continuing Guarantee of Bank of America Indebtedness".

AMERALIA, INC. PROXY STATEMENT         19                             PROPOSAL 2

The Series B and the Series C Debentures have a provision that if NSHI sells NSI or substantially all of the assets of NSI in a trade sale, then the proceeds must be used to repay the Series A Debentures, then the Series B1 Debentures, then the Series B2 Debentures and then the Series C Debentures.

DRAG ALONG & TAG ALONG RIGHTS.

The drag along and tag along rights apply to the Sentient Entities and to AmerAlia if the Sentient Entities own NSI common stock and the remaining Series B1 Debentures have been repaid. They are defined in the Securityholder Agreement.

Under the drag along rights, if the Sentient Entities wish to sell all (and not less than all) of the shares of NSI common stock they own, the Sentient Entities shall make a written offer to sell the shares to AmerAlia naming a price and the terms of purchase. If AmerAlia does not elect irrevocably and in writing to purchase the shares within 30 days, the Sentient Entities may complete the sale of the shares to a third party at the same price and on the same terms within 90 days of AmerAlia's receipt of the written offer. The Sentient Entities may further require that AmerAlia or NSHI sell all the shares of NSI common stock it then owns to the third party on the same terms. If the AmerAlia shareholders are required to approve the sale of the NSI common stock by AmerAlia and fail to do so, then there is a mechanism whereby the Sentient Entities can gain a majority of the board and a majority of the common stock of NSHI. Thereafter, the Sentient Entities shall have 90 days to complete the sale of the shares to the third party. If the Sentient Entities are unable to complete the sale within that time, the Sentient Entities will rescind the actions that gave them control.

Alternatively, under the tag along rights, if AmerAlia wishes to sell the NSI shares of common stock it owns, AmerAlia shall make a written offer to the Sentient Entities naming a price and terms. If the Sentient Entities do not elect irrevocably and in writing to purchase the shares within 30 days, AmerAlia may complete the sale of the shares to a third party at the same price and on the same terms within 90 days of the Sentient Entities receipt of the written offer, provided that the Sentient Entities may require the purchaser to purchase its shares at the same price and on the same terms. If the purchaser will not buy the shares held by the Sentient Entities, AmerAlia may not sell its shares unless AmerAlia buys the Sentient Entities shares on the same terms and conditions.

MANAGEMENT & COST REIMBURSEMENT AGREEMENT.

This agreement provides for the payment of $700,000 per year commencing October 1, 2003 for two years to AmerAlia for providing management services to NSHI and NSI. The agreement also provides for indemnification of NSHI and the Sentient Entities from certain AmerAlia creditors. AmerAlia's rights to this agreement have been pledged as security to U.S. Filter under its settlement agreement with U.S. Filter completed on February 21, 2003 and discussed in AmerAlia's filings on Form 8-K.

AMERALIA FUNDING.

The Company has raised $3,500,000 from a group of accredited, unaffiliated investors, each of them less than five percent shareholders of the company, through the issue of 10% promissory notes due September 30, 2005. The Company also granted four warrants for each $10 of their promissory notes to subscribe for shares of restricted common stock in the Company at $1.00 per share until March 19, 2009. The Promissory notes are secured by an equal value of NSHI Series A Debentures held by the Company. The warrant agreements are on the same terms and conditions as the warrants issued to the Sentient Entities. A total of 1,400,000 warrants were granted to these accredited investors. Consequently, as a result of her participation in this funding, Mrs. Karen O. Woolard, spouse of Mr. Robert C. Woolard, a nominee for election as a director in Proposal 1, became a five percent shareholder.

AMERALIA, INC. PROXY STATEMENT         20                             PROPOSAL 2

FINDERS' FEES.

The Company has agreed to pay finders' fees of $55,000 in cash to RBC Dain Rauscher and 210,000 shares of restricted common stock to Mrs. Karen O. Woolard for negotiating these funding arrangements.

In February, 2003 the Company reached an agreement to pay a finder's fee to McFarland Dewey Securities Co, LLP of $1,000,000 and the reimbursement of expenses of approximately $11,000. If the obligation was not paid by April 12, 2003 then the Company was also obliged to issue 503,979 shares of restricted common stock. At the financial closing, the Company and McFarland Dewey completed a new settlement agreement under which McFarland Dewey agreed to accept $750,000 in cash, a $250,000 promissory note secured by an equal value NSHI Series A Debenture, an unsecured promissory note due May 10, 2004 for $18,000 for expenses reimbursement, the issue of the 503,979 shares discussed above, the grant of 300,000 warrants on the same terms as those granted to the Sentient Entities and the investors above, and the release of any and all claims under the prior agreement.

OTHER LOANS.

Prior to the financial closing, the Company was obligated under guaranty and loan agreements to two accredited investors who had provided loan funds with accrued interest totaling approximately $2,317,700 at the time of the financial closing. The Company has met these obligations by issuing 121,295 shares of restricted common stock in satisfaction of outstanding guarantee fees to each of two accredited investors, one of them Mrs. Karen O. Woolard; and two promissory notes secured by the remainder of the Company's Series C Debentures and 359 shares of its NSHI Series A Preferred Stock. One of these promissory notes in an amount of $853,400, secured by $$765,295 of Series C Debenture and 132 shares of Series A Preferred Stock, has been issued to Mr. Robert C. Woolard. Any interest, contingent interest, dividends or principal repayments received by the Company from the pledged securities must be applied to meeting the obligations on these notes.

RELATED PARTY TRANSACTIONS.

For a discussion of Related Party transactions see "Certain Relationships and Related Party Transactions" under Proposal 1.

                                 RECOMMENDATION

The Board of Directors recommends a vote FOR Proposal 2 to ratify the acquisition and financing of the assets and liabilities of White River Nahcolite Minerals, LLC and the financing arrangements entered into with the Sentient Entities as discussed above.

AMERALIA, INC. PROXY STATEMENT         21                             PROPOSAL 2

                                   PROPOSAL 3
               CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors selected the independent accounting firm of HJ & Associates with respect to audit of our consolidated financial statements for the fiscal year ending June 30, 2003, as well as many prior fiscal years. A representative of H J & Associates is not expected to be present at the Annual Meeting.

Audit Fees. In connection with professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our quarterly reports filed on Form 10-Q for the most recent fiscal year, and the preparation of taxation returns, we were billed fees in the aggregate amount of $79,798 ($49,037 for the year ended June 30, 2002).

Audit Related and Consultation Fees. In connection with other services prided by the auditors, we were billed $15,810 for the year ended June 30, 2003 (Nil in 2002).

Tax Related Fees. In connection with tax related services we were billed $2,457 for the year ended June 30, 2003 and $4,632 for the year ended June 30, 2002.

All Other Fees. No fees other than those mentioned above were billed for services rendered by our principal accountant for the most recent fiscal year.

The audit committee has considered the information described in "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above and believes that it is compatible with maintaining the principal accountant's independence.

Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

                                 RECOMMENDATION

The Board of Directors recommends a vote FOR Proposal 3 to approve the appointment of HJ & Associates as the independent Auditors.

AMERALIA, INC. PROXY STATEMENT         22                             PROPOSAL 3

                           PROPOSALS FROM SHAREHOLDERS

Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to AmerAlia, Inc., Attention: Corporate Secretary, 20971 East Smoky Hill Rd., Centennial, CO 80015 and we must receive the proposals by November 15, 2004. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After November 15, 2004, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

                          ANNUAL REPORT TO SHAREHOLDERS

This proxy statement is being accompanied by a report to shareholders that includes our audited financial statements as presented in our filing on Form 10-KSB for the year ended June 30, 2003.

          ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q

OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003, OUR QUARTERLY REPORTS ON FORM 10-QSB AND OTHER REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, ARE AVAILABLE TO ANY SHAREHOLDER AT NO COST UPON REQUEST TO: CORPORATE SECRETARY, 20971 EAST SMOKY HILL RD., CENTENNIAL, COLORADO 80015, OR BY
TELEPHONE: (720) 876-2373, OR THROUGH THE INTERNET AT WWW.SEC.GOV AND SEARCHING AMERALIA FOR COPIES OF ALL OUR FILINGS.

                                  OTHER MATTERS

We do not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                             By Order of the Board of Directors:

                                             AMERALIA, INC.
                                             Bill H. Gunn, President

AMERALIA, INC. PROXY STATEMENT         23

                                   APPENDIX A

                                 AMERALIA, INC.
                             AUDIT COMMITTEE CHARTER
 Adopted by the Board of Directors effective May 6, 2000, as amended April 16,
         2001, as amended May 6, 2002, and as amended September 9, 2002

                         ORGANIZATION AND QUALIFICATIONS

There shall be a committee of the Board of Directors of AmerAlia, Inc. to be known as the Audit Committee.

         Independence. The Audit Committee shall be composed of a minimum of three directors, each of whom is independent of the management of the Corporation and is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a member of the Audit Committee. Each member shall otherwise be considered "independent" as defined in Nasdaq Marketplace Rule 4200(a)(14), as such rule may be amended from time-to-time.1

         Financial Literacy. All members of the Audit Committee must be able to read and understand fundamental financial statements (including a balance sheet, income statement, and cash flow statement) and shall have a working familiarity with basic finance and accounting practices.

-------------------
1        As of September 10, 2002, Nasdaq Marketplace Rule 4200(a)(14) reads as follows: "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

         (A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

         (B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the current or previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;;

         (C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

         (D) a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Under Section 10A(m)(3) of the Securities Exchange Act of 1934 (as amended by the Sarbanes Oxley Act of 2002), no member of the Audit Committee may accept any consulting, advisory or other compensatory fee from AmerAlia (other than in his or her capacity as a member of the Audit Committee, another committee, or the board of directors), or be an affiliated person of AmerAlia or any subsidiary thereof.

AMERALIA, INC. PROXY STATEMENT         24    APPENDIX A: AUDIT COMMITTEE CHARTER

         At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities).

         Selection. The members of the committee shall be elected by the Board of Directors at its annual meeting and shall serve thereafter until their successors shall be duly elected. The members of the Audit Committee may designate a Chair by majority of the full committee membership.

                                     PURPOSE

         The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation.

         In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation. The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters; and for the confidential, anonymous submission by employees of AmerAlia and its subsidiaries of concerns regarding questionable accounting or auditing matters. These procedures shall be set forth in AmerAlia's employee manual or other appropriate document, and shall be adapted to comply with rules that the Securities and Exchange Commission may adopt under
Section 10A(m)(4) of the Securities Exchange Act of 1934.

         The independent auditors shall be accountable to the Audit Committee and to the Board of Directors as representative of the shareholders.

                                RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions; and to ensure to the directors and shareholders the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

    - Appoint, approve the compensation for, and oversee the work of the independent auditors to be selected for the purpose of preparing or issuing an audit report or related work for the corporation and its divisions and subsidiaries.2

    - Pre-approve all audit services that the auditor may provide to AmerAlia or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002).

    - Pre-approve all non-audit services (other than certain de minimis services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002) that the auditors propose to provide to AmerAlia or any of its subsidiaries.

    - Receive from the independent auditors on not less than an annual basis a formal written statement delineating all relationships between the auditor and AmerAlia. This statement shall be consistent with Independence Standard Board Standard #1. (i) The Audit Committee shall thereafter engage in a dialogue with the auditor with respect to any disclosed relationships or services that (in the opinion of the Audit Committee) may impact the objectivity and independence of the auditor.
         (ii) The Audit Committee shall take, or recommend the Board of Directors take, appropriate action to oversee the independence of the outside auditor, including (without limitation) consideration of appointment of a new firm of independent auditors.

    - Meet with the independent auditors and financial management of the corporation at a minimum of once a quarter (i) to review any comments or recommendations of the independent auditors; (ii) to discuss the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as may be modified or supplemented; (iii) to review the adequacy and effectiveness of the accounting and financial controls of the corporation; (iv) to assess the quality of earnings; and (v) to review the annual report to

------------------
2 Pursuant to Section 10A(m)(2) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002), AmerAlia's auditors shall report directly to the Audit Committee.

AMERALIA, INC. PROXY STATEMENT         25    APPENDIX A: AUDIT COMMITTEE CHARTER
         shareholders to ensure the independent auditors are satisfied with the disclosure and content of the financial statements and other financial information presented to the shareholders.

    - Review current financial results and interim financial statements with management and the independent auditor as the Audit Committee deems appropriate

    - Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

    - Review accounting and financial human resources and succession planning within the company.

    - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Conduct an appropriate review of and approve all related party transactions3 on an ongoing basis and the Audit Committee shall review potential conflict of interest situations where appropriate.4

    - In addition to the above-mentioned meetings and as part of the Audit Committee's job to foster open communication, the committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters the committee or each of these groups believe should be discussed privately.

                           Sarbanes-Oxley Act of 2002

         Under Section 10A(m)(2) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002), the Audit Committee understands its obligations to be directly responsible for the appointment, compensation, and oversight of the work of AmerAlia's auditors. This responsibility includes the resolution of disagreements between management and the auditor regarding financial reporting matters.

         The Audit Committee will work with management, AmerAlia's auditors, and counsel to develop a code of ethics for senior financial officers of AmerAlia as proposed by Section 406 of the Sarbanes-Oxley Act of 2002, and which will be the subject of future Securities and Exchange Commission rule-making.

         In addition to the foregoing, the Audit Committee acknowledges AmerAlia's responsibility to provide for appropriate funding as the Audit Committee may determine for the payment of compensation to the auditors employed by AmerAlia for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee, which advisors the Audit Committee may determine to be necessary for it to carry out its duties under this charter or otherwise as may be required by law.5

                          Annual Review and Assessment

         The Audit Committee will review and assess this charter and (to the extent necessary) amend or modify this charter on not less than an annual basis.

-----------------
3 The term "related party transaction" should be read consistent with SEC Regulation S-K, Item 404(a). Generally, a related party is one who has the ability to exercise control or significant influence over another party, to the extent that one of the parties may be prevented from pursuing its own separate interests.

4 Nasdaq Marketplace Rule 4350(h). The Audit Committee recognizes that management must bring such transactions to the attention of the audit committee, and consequently requests management to do so prior to the completion of any related party or conflicting interest transaction.

5 The Audit Committee is authorized by the AmerAlia board of directors and
Section 10A(m)(5) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002) to engage independent counsel and other advisers as it determines necessary to carry out its duties. Section 10A(m)(6) of the Securities and Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of
2002) requires AmerAlia to provide appropriate funding.

AMERALIA, INC. PROXY STATEMENT         26    APPENDIX A: AUDIT COMMITTEE CHARTER

                                 AMERALIA, INC.
                            20971 East Smoky Hill Rd.
                              Centennial, CO 80015

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Bill H. Gunn and Robert van Mourik, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of AmerAlia, Inc. held of record by the undersigned on _________, 2004, at the Annual Meeting of Shareholders to be held on June 25, 2004 and at any adjournments or postponements thereof.

1.       ELECTION OF DIRECTORS FOR all nominees listed below            WITHHOLD AUTHORITY
                          (except as marked to the contrary below)      to vote for all nominees listed below

(INSTRUCTION) To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.

           Bill H. Gunn         Robert C.J. van Mourik       Geoffrey C. Murphy
           Neil E Summerson     Robert A. Cameron            James V. Riley
                                Robert C. Woolard

2. TO RATIFY THE FINANCING ARRANGEMENTS AND PURCHASE OF ASSETS OF WHITE RIVER NAHCOLITE MINERALS, LLC.

                  FOR                                         AGAINST

3.       TO CONFIRM THE APPOINTMENT OF HJ & ASSOCIATES AS INDEPENDENT AUDITORS.

                  FOR                                         AGAINST

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (over)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES AND WILL ABSTAIN FROM VOTING ON ALL OTHER MATTERS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Signature

                                                Date:______________________,2004

Signature if held jointly

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY
                     CARD PROMPTLY IN THE ENCLOSED ENVELOPE